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Exhibit 99(a)(1)(H)

NOTICE OF GUARANTEED DELIVERY TO TENDER FOR CASH
ALL OF THE OUTSTANDING ORDINARY SHARES INCLUDING
ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES
OF

ADVANCED ACCELERATOR APPLICATIONS S.A.
PURSUANT TO THE OFFER TO PURCHASE DATED DECEMBER 7, 2017
BY

NOVARTIS GROUPE FRANCE S.A.
A DIRECT AND INDIRECT WHOLLY-OWNED SUBSIDIARY
OF

NOVARTIS AG

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 19, 2018 (WHICH IS THE END OF THE DAY ON JANUARY 19, 2018), UNLESS THE OFFER IS EXTENDED.

Delivery of documents to the ADS Tender Agent may be made as follows:

The Bank of New York Mellon

CANOTICEOFGUARANTEE@computershare.com

        Delivery of this Notice of Guaranteed Delivery to an email address other than as set forth above will not constitute a valid delivery to The Bank of New York Mellon (the "ADS Tender Agent"). Do NOT send any documents to Novartis AG, Novartis Groupe France S.A., Advanced Accelerator Applications S.A. or Innisfree M&A Incorporated (the "Information Agent"). Do not send American Depositary Receipts ("ADRs") evidencing ADSs (as defined below) with this Notice of Guaranteed Delivery. Such ADRs should be sent with the ADS Letter of Transmittal. You must sign this Notice of Guaranteed Delivery in the appropriate space provided below.

        This Notice of Guaranteed Delivery should not be used to guarantee signatures for an ADS Letter of Transmittal. If a signature on an ADS Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), such signature guarantee must appear in the applicable space provided in the ADS Letter of Transmittal.

        This Notice of Guaranteed Delivery pertains only to holders of ADSs and ADSs represented by ADRs, wherever located, except to those holders of ADSs in any jurisdiction in which the making of the Offer (as defined below) or acceptance thereof would not be in compliance with the laws of such jurisdiction.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, may be used to accept the offer by Novartis Groupe France S.A., a société anonyme organized under the laws of France ("Purchaser") and a direct and indirect wholly-owned subsidiary of Novartis AG, a company organized under the laws of Switzerland ("Parent"), to purchase all of the outstanding ordinary shares, nominal value €0.10 per share (each, an "Ordinary Share," and collectively, the "Ordinary Shares"), including Ordinary Shares represented by American Depositary Shares (each of which represents two Ordinary Shares) (each, an "ADS," and collectively, the "ADSs"), of Advanced Accelerator Applications S.A., a société anonyme organized under the laws of France ("AAA"), for U.S. $41.00 per Ordinary Share and U.S. $82.00 per ADS, in each case, payable net to the seller in cash, without interest, less any withholding taxes that may be applicable, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 7, 2017 (together with any amendments or supplements hereto, the "Offer to Purchase") and in the accompanying Ordinary Share Acceptance Form (together with any amendments or supplements thereto, the "Ordinary Share Acceptance Form") and American Depositary Share Letter of Transmittal (together with any amendments or supplements thereto, the "ADS Letter of Transmittal," and together with the Offer to Purchase and the Ordinary Share Acceptance Form and other related materials, as each may be amended or supplemented from time to time, the "Offer").

        All capitalized terms not otherwise defined herein are defined in the Offer to Purchase.

        Please deliver this Notice of Guaranteed Delivery to the ADS Tender Agent at the email address set forth above prior to 12:00 midnight, New York City time, on January 19, 2018 (which is the end of the day on January 19, 2018), unless the Offer is extended (the latest time and date at which the Offer will expire, the "Expiration Date") if:

  1.
  ADRs evidencing ADSs are not immediately available;

  2.
  the procedure for book-entry tender cannot be completed prior to 12:00 midnight, New York City time, on the Expiration Date; or

  3.
  time will not permit all required documents to reach the ADS Tender Agent before 12:00 midnight, New York City time, on the Expiration Date.

        This Notice of Guaranteed Delivery may be delivered by email to the ADS Tender Agent. Signatures hereto must be guaranteed by a member firm of a national securities exchange registered with the Securities and Exchange Commission or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S. (each, an "Eligible Institution").

        Purchaser and its affiliates intend to enforce all rights they may have under applicable law against any Eligible Institution that completes this form and fails to deliver ADSs by the deadline described in Box 3 below.

        You may request assistance or additional copies of the Offer to Purchase, the Ordinary Share Acceptance Form, the ADS Letter of Transmittal and this Notice of Guaranteed Delivery from the Information Agent at its address and telephone numbers set forth below.

The Information Agent for the Offer is:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor
New York, New York 10022
 Holders may call toll-free:
1 (888) 750-5834 (from the U.S. and Canada)
 From outside the U.S. and Canada,
please call Lake Isle M&A Incorporated
(a wholly-owned subsidiary of Innisfree M&A Incorporated):
+44-20-7710-9960
 Banks and Brokers may call collect:
(212) 750-5833
 Email (for material requests only):
info@innisfreema.com

Ladies and Gentlemen:

        The undersigned hereby tenders to Purchaser, upon the terms and subject to the conditions set forth in the Offer to Purchase and the ADS Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate number of ADSs indicated below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase (see "The Tender Offer—Procedures for Tendering into the Offer—Guaranteed Delivery Procedures" of the Offer to Purchase).

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and any other legal representatives of the undersigned.

***

BOX 1

NOTICE OF GUARANTEED DELIVERY

Please provide the following information:

Name(s) of Record Holder(s) *:

Number of ADSs Tendered **:

ADR Certificate No(s). (if available or applicable):

Address(es) (including zip code):

Area Code and Telephone Number(s):

Signature(s):

Dated:

☐
Check if the ADSs that will be tendered are held on the books of The Bank of New York Mellon (the "ADS Depositary") and provide the following:

Name of Tendering Institution:

Area Code and Telephone Number:

Account No.:

Transaction Code No.:

Signature:

Dated:

*
Please print or type the name and address of registered holders of (i) ADRs exactly as they appear on the ADRs or (ii) uncertificated ADSs on the books of the ADS Depositary exactly as they appear on the books of ADS Depositary.

**
Unless otherwise indicated, and subject to the terms and conditions of the Offer, a holder will be deemed to have tendered all ADSs owned by such holder.

BOX 2

SIGNATURE BY TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY

The signatures on this Notice of Guaranteed Delivery must correspond to the exact name(s) of the registered holder(s) of (i) ADRs, as such name(s) appear on the ADRs, or (ii) uncertificated ADSs on the books of the ADS Depositary, exactly as such name(s) appear on the books of the ADS Depositary.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following:

Name(s) (please type or print):

Capacity (please type or print):

Address(es) (please type or print):

Signature:

Dated:

BOX 3

GUARANTEE
(Not to be used for signature guarantee for an ADS Letter of Transmittal)

The undersigned, an Eligible Institution, hereby guarantees to deliver within two NASDAQ Global Select Market ("NASDAQ") trading days after the date of execution of this Notice of Guaranteed Delivery (but in any event no later than two NASDAQ trading days following the Expiration Date) to the ADS Tender Agent a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all of the physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of tender of such ADSs through The Depository Trust Company ("DTC") system, including delivery to the ADS Tender Agent of the Agent's Message (as defined below) instead of an ADS Letter of Transmittal, as applicable, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal.

The term "Agent's Message" means a message transmitted to the ADS Tender Agent by DTC, received by the ADS Tender Agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from the participant tendering the ADSs that are the subject of such book-entry confirmation stating that such participant has received and agrees to be bound by the terms of the Offer to Purchase and the ADS Letter of Transmittal and that Purchaser may enforce such agreement against such participant.

Name of Firm:

Address (with zip code):

Area Code and Telephone No.:

Authorized Signature:

Name (please type or print):

Title:

Dated:

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN EMAIL ADDRESS, OTHER THAN AS SET FORTH FOR THE ADS TENDER AGENT ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE ADS TENDER AGENT. DO NOT SEND ANY DOCUMENTS TO AAA, PARENT, PURCHASER OR THE INFORMATION AGENT.

        DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH ADRs SHOULD BE SENT WITH THE ADS LETTER OF TRANSMITTAL.

        THIS NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE USED TO GUARANTEE SIGNATURES FOR AN ADS LETTER OF TRANSMITTAL. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE ADS LETTER OF TRANSMITTAL.

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  Exhibit 99(a)(1)(H)